As filed with the Securities and Exchange Commission on October 11, 1996.
                                             Registration No. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                         WESTWOOD FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          New Jersey                                      22-3413572
-------------------------------                       ------------------
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)

                                 700-88 Broadway
                           Westwood, New Jersey 07675
                    (Address of principal executive offices)

                              ---------------------

         Westwood Financial Corporation 1993 Stock Option Plan -- Plan A Westwood Financial Corporation 1993 Stock Option Plan -- Plan B
                            -------------------------
                            (Full Title of the Plans)

                               Richard Fisch, Esq.
                      Malizia, Spidi, Sloane & Fisch, P.C.
                               1301 K Street, N.W.
                                 Suite 700 East
                             Washington, D.C. 20005
                                 (202) 434-4660
            (Name, address and telephone number of agent for service)

                              ---------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================
    Title of                    Proposed Maxi-   Proposed Maxi-     Amount of
Securities to   Amount to       mum Offering     mum Aggregate      Registration
be Registered   be Registered   Price Per Unit   Offering Price (2) Fee (2)
-------------   -------------   --------------   ------------------ -----------

Common Stock
$.10 par value   39,224(1)           $(2)           $276,660        $100.00(3)
================================================================================


(1) The maximum number of shares of Westwood Financial Corporation common stock ("Common Stock") issuable upon exercise of options granted or to be granted under the Westwood Financial Corporation 1993 Stock Option Plan -- Plan A and -- Plan B (collectively, the "Option Plans") consists of 39,224 shares which are being registered under this Registration Statement and for which a registration fee is being paid.

(2) Under Rule 457(h) of the 1933 Act, the registration fee may be calculated, inter alia, based upon the price at which the stock options may be exercised. 39,224 shares of Common Stock are being registered, of which 24,664 shares are under option at an exercise price of $6.12 per share ($150,944 in the aggregate) and 13,075 shares are under option at an exercise price of $8.11 per share ($106,039 in the aggregate). The remainder of the shares under the Option Plans, which are not presently subject to options (1,485 shares), are being registered based upon the last reported ask price of the Common Stock as reported on the Nasdaq SmallCap Market on October 7, 1996, of $13.25 per share ($19,677 in the aggregate) for a total offering of $276,660.

(3)  Represents minimum filing fee.

Under Rule 462 of the 1933 Act, the Registration Statement on Form S-8 shall be effective upon filing with the Commission.

** THIS DOCUMENT CONSTITUTES THE PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.**

PROSPECTUS
----------

                                  39,224 Shares

                                  -------------

                         WESTWOOD FINANCIAL CORPORATION
                                  COMMON STOCK
                           (Par Value $0.10 Per Share)

                                  -------------

                         WESTWOOD FINANCIAL CORPORATION
                             1993 STOCK OPTION PLAN
                                     PLAN A
                         (19,612 Shares of Common Stock)

                                  -------------

                         WESTWOOD FINANCIAL CORPORATION
                             1993 STOCK OPTION PLAN
                                     PLAN B
                         (19,612 Shares of Common Stock)

                                  -------------

      This Prospectus relates to 39,224 shares of common stock, par value $0.10 per share (the "Common Stock"), of Westwood Financial Corporation (the
"Company") which may be issued from time to time to holders of stock options ("Optionee") granted or to be granted by the Company to selected officers, directors , key employees and other persons of the Company and any subsidiary of the Company pursuant to the Westwood Financial Corporation 1993 Stock Option Plan -- Plan A and -- Plan B (collectively, the "Option Plans"). Each offer made under the Option Plans pursuant to this Prospectus is made at the price and on the terms and conditions contained in the agreements entered into between the Company and each Optionee.

      This Prospectus is for use as of the date hereof and in subsequent years. Information which is likely to change from year to year will be included in appendices to this Prospectus.

      The issued and outstanding Common Stock of the Company is traded in the over-the-counter market, and transactions are reported on the Nasdaq SmallCap Market under the symbol "WWFC." Shares of Common Stock which may be issued upon exercise of options granted or to be granted under the Option Plans, will also be traded in the Nasdaq SmallCap Market. On October 7, 1996, the last reported ask price of the Common Stock on the Nasdaq SmallCap Market was $13.25 per share.

--------------------------------------------------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                 The date of this Prospectus is October 11, 1996

      No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this Prospectus or an offer to sell or a solicitation of an offer to buy such Common Stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information contained herein is correct as of any time subsequent to the date of this Prospectus.

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

General Plan Information.....................................................1

Administration...............................................................2

Purpose......................................................................2

Securities to be Offered.....................................................2

Eligibility to Participate in Option Plans...................................3

Purchases of Securities Pursuant to the Plans
and Payment for Securities Offered...........................................3

      Term of the Option Plans...............................................3
      Stock Option Agreements................................................3
      Option Price...........................................................3
      Limitations on the Grant of Options....................................4
      Option Period..........................................................4
      Non-transferability....................................................5
      Conditions of Exercise.................................................5
      Payment for Options....................................................5
      Issuance of Common Stock...............................................5
      Awards to Directors....................................................5

Recapitalization, Merger, Consolidation, Change in
Control and Similar Transactions.............................................6

Amendment and Termination of Plans...........................................7

Restrictions on Resale.......................................................7

Federal Income Tax Consequences..............................................8

Annual Report to Shareholders................................................8

Additional Information.......................................................8

Legal Opinion................................................................9

Appendix A.................................................................A-1
      Administration.......................................................A-1
      Number of Shares Subject to the Option Plans.........................A-1
      Participation in the Option Plans....................................A-1
      Outstanding Awards...................................................A-1

         Westwood Financial Corporation 1993 Stock Option Plan -- Plan A Westwood Financial Corporation 1993 Stock Option Plan -- Plan B

General Plan Information
------------------------

      This Prospectus relates to 39,224 shares of the Common Stock, par value $0.10 per share, of Westwood Financial Corporation (the "Company"). The 39,224 shares of Common Stock will be offered upon exercise of options granted or to be granted under the Westwood Financial Corporation 1993 Stock Option Plan -- Plan A and -- Plan B (collectively, the "Option Plans").

      The Company was formed under the laws of the State of New Jersey for the purpose of becoming a holding company and became the parent corporation of Westwood Savings Bank (the "Bank") on June 6, 1996, at which time the Company acquired all of the shares of capital stock of the Bank ("Reorganization"). The Bank previously adopted the Option Plans in 1993. The Option Plans were approved by stockholders of the Bank at the Annual Meeting of Stockholders of the Bank held in July 1994. The Option Plans are to continue in effect for a period of ten years from the date the Bank completed its mutual holding company reorganization under New Jersey law in 1993 (i.e., December 9, 2003) unless earlier terminated or extended by the Company.

      Pursuant to the Option Plans, 39,224 shares of Common Stock are reserved for issuance by the Company upon the exercise of options awarded to officers, directors, key employees and other persons of the Company and any parent or subsidiary corporations. Options granted under the Option Plans may be Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code") or options not so qualifying ("Non-Incentive Stock Options").

      Subject to certain limitations, no gain or loss is recognized for federal income tax purposes by the Optionee upon the exercise of an Incentive Stock Option, and no tax deduction is available to the Company as a result of the exercise. Upon exercise of a Non-Incentive Stock Option, the Optionee generally recognizes ordinary income to the extent that the exercise price is less than the fair market value on the date of exercise. The Company is generally entitled to a federal income tax deduction equal to the amount of ordinary income recognized by Optionees at the time of such income recognition. See "Federal Income Tax Consequences."

      The Option Plans will not be qualified under Section 401(a) of the Code and are exempt from the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

      The statements herein concerning the terms and provisions of the Option Plans are summaries and do not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the Option Plans as filed as exhibits to the Registration Statement of which this Prospectus is a part. Terms which are utilized herein which are not specifically defined shall be construed in accordance with their definition contained in the Option Plans.

      Additional updating and other information with respect to the Option Plans and the Common Stock offered hereby may be provided in the future to holders of Options by means of one or more supplements or appendices to this Prospectus. Additional information about the Option Plans (including a copy of the Option Plans), plan administration and the Company may be obtained at the Company's principal offices, which are located at 700-88 Broadway, Westwood, New Jersey 07675. The Company's telephone number is (201) 666-5002.

Administration
--------------

      The Option Plans are administered by committees of the Company's Board of Directors (the "Committees"). The Option Plans provide that each such Committee will consist of not less than three non-employee directors of the Company. The members of each Committee are appointed by the Board. Members of the Committee shall be "disinterested" within the meaning of Rule 16b-3 promulgated under Rule 16(b) of the Securities Exchange Act of 1934, as amended ("1934 Act"). A majority of each Committee shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of such Committee.

      Subject to the express provisions of the Option Plans and resolutions adopted by the Board, each Committee has authority to interpret the terms of the Option Plans, to prescribe, amend and rescind the rules and regulations relating to the Option Plans, and to determine the form and content of options to be issued under the Option Plans. In addition, each Committee is authorized to make all other determinations deemed necessary or advisable for the administration of the Option Plans and shall have and may exercise such other power and such authority as may be delegated to it by the Board from time to time. All decisions, determinations, and interpretations of such Committee shall be final and conclusive to all persons affected thereby.

      Additional information about the Option Plans and the Committees may be obtained from the Company at the address of the Company as listed under "General Plan Information." For a list of the current members of each Committee, see "Administration" at Appendix A.

Purpose
-------

      The purpose of the Option Plans is to promote the interests of the Company by attracting and retaining the best available personnel for positions of substantial responsibility to serve as officers, directors and key employees of the Company and to provide additional incentive to such officers, directors and key employees of the Company to promote the success and profitability of the Company's business.

Securities to be Offered
------------------------

      Under the Option Plans, the aggregate number of shares of Common Stock which may be issued pursuant to options granted or to be granted under the Option Plans is 39,224 shares, subject to certain adjustments for changes in the capital structure of the Company, as described below. See "Recapitalization, Merger, Consolidation, Change in Control and Similar Transactions." Any shares of Common Stock subject to an option pursuant to the Option Plans which expires or is terminated unexercised will again be available for issuance under the Option Plans.

Eligibility to Participate in Option Plans
------------------------------------------

      Options to purchase Common Stock under the Option Plans may be awarded to officers, directors, key employees and other persons of the Company, the Bank, and any present or future parent or subsidiary corporations. Under the Option Plans, Incentive Stock Options may only be granted to employees of the Company, the Bank, and any of their parent or subsidiary corporations. In selecting participants under the Option Plans (the "Participants") and in determining the number of options to be granted to each Participant, the Committees may consider the nature of the services rendered by each

Participant, each Participant's current and potential contribution to the Company, and such other factors as the Committee, in its sole discretion, shall deem relevant. In addition, pursuant to the terms of the Option Plans, directors of the Company were awarded options based upon a specific formula contained in the Option Plans. (See "Purchases of Securities Pursuant to the Option Plans and Payment for Securities Offered - Awards to Directors").

      For a description of the number of persons currently eligible to participate in the Option Plans and the number of persons actually participating in the Option Plans, see "Participation in the Option Plans" at Appendix A.

Purchases of Securities Pursuant to the Plans and Payment for Securities Offered
--------------------------------------------------------------------------------

      Term of the Option Plans. The Option Plans became effective on December 9, 1993, and unless previously terminated, the Option Plans shall continue in effect for a term of ten years, after which no further options may be granted. The future expiration of the Option Plans, or its termination by the Board, will not affect any option previously granted.

      Stock Option Agreements. The options granted under the Option Plans are evidenced by stock option agreements (the "Option Agreements") substantially in the form of the Option Agreements filed as exhibits to the Registration Statement of which this Prospectus is a part. Each Option Agreement, and any amendment thereto, will contain such terms and conditions consistent with the requirements of the Option Plans as the Committee shall determine. Option Agreements shall constitute the only form of reports which Optionees shall receive related to the status of options granted or which are exercisable under the Option Plans.

      The Option Plans provides that the Board of Directors of the Company may authorize the Committee to direct the execution of an instrument providing for the modification of any outstanding option, provided that no such modification, extension or renewal shall confer on the Optionee any rights or benefit which could not be conferred by the grant of a new Option at such time, and shall not materially decrease the Optionee's benefits under the option without the Optionee's consent, except as provided under the Option Plans, which permits modification of the Option Plans. (See "Amendment and Termination of the Option Plans" below.)

      Option Price. The exercise price for the purchase of shares subject to an Incentive Stock Option at the date of grant may not be less than 100 percent (100%) of the fair market value of the Common Stock covered by the Incentive Stock Option on that date. If an officer, director or employee owns Common Stock representing more than ten percent (10%) of the outstanding Common Stock at the time an Incentive Stock Option is granted, then the option price shall not be less than 110 percent (110%) of the Fair Market Value of the Common Stock at the time the Incentive Stock Option is granted. No more than $100,000 of Incentive Stock Options (based upon the fair market value of such Common Stock as of the date of grant) can become exercisable for the first time in any one year for any one person. Pursuant to the Option Plans, the exercise price per share for Non-Incentive Stock Options shall be the price as determined by the Committee. The exercise price of Incentive Stock Options and Non-Incentive Stock Options must be paid for in full in cash or shares of Common Stock, or a combination of both.

      If the Common Stock is listed on a national securities exchange on the date of grant, then the exercise price per share shall be not less than the average of the highest and lowest selling price on such exchange on the date such option is granted; or if there were no sales on said date, then the price shall be not less than the mean between the bid and ask price on such date. If no such bid and ask price is available, then the Fair Market Value per share shall be determined by the Committee. If the Common Stock is traded otherwise than on a national securities exchange at the time of the granting of an option, then the price per share shall be not less than the mean between the bid and ask price on the date the option is granted or, if there is no bid and ask price on said date, then on the next prior business day on which there was a bid and ask price. If no such bid and ask price is available, then the price per share shall be determined by the Committee.

      Notwithstanding anything herein to the contrary, the Committee shall have the authority to cancel outstanding options granted under the Option Plans with the consent of the Optionee and to reissue new options at a lower exercise price equal to the then Fair Market Value per share of Common Stock in the event that the Fair Market Value per share of Common Stock at any time prior to the date of exercise of outstanding options falls below the exercise price of such options.

      Limitations on Grant of Options. Except as may be specifically provided by the terms of the Option Plans, the granting of options is made at the sole discretion of the Committee. Further, the aggregate Fair Market Value of the Common Stock for which an employee may be granted options which become first exercisable in any calendar year may not exceed $100,000, or such other maximum amount as may be permitted by Section 422 of the Code as the same may be hereafter amended. Notwithstanding the foregoing limitation, the Committee may grant options in excess of this limitation, provided said options are clearly and specifically designated as not being Incentive Stock Options, as defined in
Section 422 of the Code.

      Option Period. The term of exercisability of an option granted under the Option Plans shall be established by the Committee, but may not be for more than ten years from the date of grant of the Option, except in the case of a Participant who owns stock representing more than 10% of the Common Stock outstanding at the time the option is granted, the term of the Option shall not exceed five years from the date of the grant of the option. In general, options will not be exercisable after the expiration of their term as set forth in the Option Plans or the Option Agreement.

      In the event that a Participant ceases to serve as an employee of the Company for any reason other than disability or death, an exercisable Incentive Stock Option will continue to be exercisable for three months but in no event after the expiration date of the option. In the event of the disability or death of a Participant during such service, an exercisable Incentive Stock Option will continue to be exercisable for one year and two years, respectively, to the extent exercisable by the Participant immediately prior to his disability or death. The terms and conditions of Non-Incentive Stock Options relating to the impact of an Optionee's termination of employment, disability or death shall be such terms as the Committee, in its own discretion, shall determine at the time of the grant of such options or upon termination, disability or death.

      Under the Option Plans, the Committee's determination regarding whether an Optionee's employment has ceased, and the effective date thereof shall be final and conclusive on all persons affected thereby. Notwithstanding anything herein to the contrary, in no event shall any option granted pursuant to the Option Plans be exercisable for a period of six months from the date of grant, except in the event of the death or disability of the Optionee.

      Non-transferability.  No  option   granted   under  the  Option  Plans  is
transferable other than by will or the laws of descent and distribution.

      Conditions of Exercise. Options may be exercised only during the periods specified in the Option Plans or the Option Agreement, certain information as to which is provided above (see "Option Period"). Except as described above and as may be limited by agreement, there is no limitation upon the number of options that may be exercised in any one year, and options not exercised in any one year may be exercised in subsequent years over the term of the option.

      Payment for Options. Under the Option Plans, full payment for each share of Common Stock purchased upon the exercise of any option granted shall be made at the time of exercise of each such option and shall be paid in cash (in United States dollars), Common Stock, or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the exercise price shall be valued at its Fair Market Value on the date of exercise. The Company shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. No shares of Common Stock shall be issued until full payment therefore has been received by the Company, and no Optionee shall have any of the rights of a shareholder of the Company until the shares of Common Stock are issued to him.

      Issuance of Common Stock. Shares issued to Optionees upon exercise of options shall be either newly issued shares of the Company or shares purchased in the market, at the Company's discretion. In either case, the Optionee shall not pay any fees, commissions or other charges for such Common Stock other than the exercise price as stated in the Option Agreement. Cash proceeds from the sale of Common Stock issued pursuant to the exercise of options will be added to the general funds of the Company to be used for general corporate purposes. Shares of Common Stock shall not be issued with respect to any option granted under the Option Plans unless the issuance and delivery of such Common Stock shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the "1933 Act"), the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Common Stock may then be listed.

      Inability of the Company to obtain approval from any regulatory body or authority deemed by the Company or counsel thereto to be necessary for the lawful issuance and sale of any Common Stock hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Common Stock. As a condition to the exercise of an option, the Company may require the Optionee to make such representations and warranties as may be necessary to assure the availability of an exemption from any additional registration requirements of federal or state securities laws.

      Awards  to  Directors.   Pursuant  to  the  terms  of  the  Option  Plans,
Non-Incentive Stock Options to purchase 1,681 shares of Common Stock were granted to each Director who was not otherwise an employee as of December 12, 1995 at an exercise price equal to the fair market value of the Common Stock on such date of grant (i.e., $8.11 per share as adjusted for the Reorganization). On December 9, 1993, options to acquire 2,240 shares of Common Stock were granted to each director at an exercise price equal to the fair market value of the Common Stock on such date of grant (i.e., $6.12 per share as adjusted for the Reorganization). The options shall be immediately exercisable on the date of grant, and will remain exercisable for up to ten years from such date of each grant. Such options may be exercised for a period of ten years from the effective date of the Option Plans without regard to the continued status of such Optionee as a Director of the Company, or in the event of such person's death during the term of his directorship, by the personal representation of his estate or person or persons to whom his rights under such option shall have passed by will or by laws of descent and distribution. Unless otherwise inapplicable, or inconsistent with the provisions of the Option Plans, the options granted to Directors shall be subject to all other provisions of the Option Plans.

Recapitalization,   Merger,   Consolidation,   Change  in  Control  and  Similar
--------------------------------------------------------------------------------
Transactions
------------

      Subject to any required action by the shareholders of the Company, the aggregate number of shares of Common Stock for which options may be granted under the Option Plans, the number of shares of Common Stock covered by each outstanding option, and the exercise price per share of Common Stock of each option shall all be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend on the Common Stock or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company. In the event of any change in control, recapitalization, merger, consolidation, exchange of shares, spin-off, reorganization, tender offer, liquidation or other extraordinary corporate action, the Committees, in their sole discretion, shall have the power, prior to or subsequent to such action or events, to (i) appropriately adjust the number of shares of Common Stock subject to each option, the exercise price per share of Common Stock, and the consideration to be given or received by the Company upon the exercise of any outstanding options; (ii) cancel any or all previously granted options, providing that appropriate consideration is paid to the Optionee in connection therewith; and/or (iii) make such other adjustments in connection with the Option Plans as the Committees deem necessary, desirable, appropriate or advisable. However, no action may be taken by the Committees which would cause Incentive Stock Options granted pursuant to the Option Plans to fail to meet the requirements of Section 422 of the Code.

      The Committees have at all times the power to accelerate the exercise date of all options granted under the Option Plans. In the case of any change in control of the Company or imminent change in control as determined by the Committees, all outstanding options shall become immediately exercisable and non-forfeitable. A change in control is defined to include (i) the execution of an agreement for the sale of all, or a material portion, of the assets of the Company; (ii) the execution of an agreement for merger or recapitalization whereby the Company is not the surviving entity; (iii) a change of control of the Company as otherwise defined by the New Jersey Department of Banking or regulations promulgated by it; and (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of Section 13(d) of the 1934 Act and rules and regulations promulgated thereunder) of 25% or more of the outstanding voting securities of the Company by any person, trust, entity or group. An "imminent change in control" is defined as an offer or announcement, written or oral, by any person or persons acting as a group, to acquire control of the Company.

Amendment and Termination of Option Plans
-----------------------------------------

      The Board of Directors may alter, suspend or discontinue the Option Plans, except that no action of the Board may increase the maximum number of shares permitted to be optioned under the Option Plans, materially increase the benefits accruing to Participants under the Option Plans or materially modify the requirements for eligibility for participation in the Option Plans unless such action of the Board shall be subject to approval or ratification by the shareholders of the Company. The Option Plan shall continue in effect for a term of ten years from their respective effective dates, after which no future awards may be granted.

Restrictions on Resale
----------------------

      Unless specifically included as a term and condition of any option, there are no restrictions on the resale of Common Stock acquired upon the exercise of options. The Option Plans permit the Committees to provide as a condition to the exercise of an option that the Common Stock acquired upon the exercise of such options may be subject to a "Right of Repurchase" by the Company. At this time, the Company has no intention to grant options subject to such "Right of Repurchase." Such shares of Common Stock, however, may be resold only in compliance with the registration requirements of the 1933 Act, and applicable state securities laws.

      Under the 1933 Act, affiliates of the Company generally may resell shares of Common Stock purchased pursuant to the Option Plans only (i) in accordance with the provisions of Rule 144 under the 1933 Act, or (ii) pursuant to an applicable current and effective registration statement under the 1933 Act.

      As defined in Rule 405 under the 1933 Act, an affiliate of the Company is a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Company. The determination of whether a person is an affiliate of the Company is primarily a factual one based upon whether he possesses, directly or indirectly, individually or in concert with others, the power to direct or cause the direction of the management or policies of the Company, whether through the ownership of voting stock, by executive position, by membership on the Board, by contract or otherwise. Therefore, each Optionee should consult his counsel concerning whether he is an affiliate of the Company and the attendant restrictions on the resale under the 1933 Act of Common Stock acquired pursuant to the Option Plans.

      In addition, the receipt of an option to purchase Common Stock by an officer or director of the Company, or the beneficial owner of 10% or more of the outstanding Common Stock, is a reportable transaction under Section 16 of the 1934 Act, and Forms 3, 4 or 5 are required to be filed with the Securities and Exchange Commission in connection with such transaction. The sale by an officer, director or 10% holder of Common Stock issued upon an exercise of an option within six months after the receipt of such option may create liability of such persons to the Company under the "short-swing profit" provisions of
Section 16(b) of the 1934 Act.

Federal Income Tax Consequences

      Under present federal income tax laws, awards under the Option Plans will have the following consequences:

          1. The grant of an option will not by itself, result in the recognition of taxable income to the Participant nor entitle the Company to a deduction at the time of such grant.

          2. The exercise of an Option which is an "Incentive Stock Option" within the meaning of Section 422 of the Code generally will not, by itself, result in the recognition of taxable income to the participant nor entitle the Company to a deduction at the time of such exercise. However, the difference between the exercise price and the fair market value of the optioned shares on the date of exercise is an item of tax preference which may, in certain situations, trigger the alternative minimum tax. The Participant will recognize capital gain or loss upon resale of the Common Stock received upon such exercise, provided that he held such shares for at least one year after transfer of the Common

               Stock to him or two years after the grant of the option, whichever is later. Generally, if the Common Stock is not held for that period, the Participant will recognize ordinary income upon disposition in an amount equal to the difference between the exercise price and the fair market value on the date of exercise, or, if less, the sales proceeds of the shares acquired pursuant to the option.

          3. The exercise of a Non-Incentive Stock Option will result in the recognition of ordinary income by the Participant on the date of exercise in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares acquired pursuant to the option.

          4. The Company will be allowed a tax deduction for federal tax purposes equal to the amount of ordinary income recognized by a Participant at the time the Participant recognizes such ordinary income.

      The foregoing provides a general summary of the federal income tax consequences applicable to options under the Option Plans. Each Participant is urged to consult his or her own tax advisor for information regarding federal and state tax consequences applicable to them.

Annual Report to Shareholders
-----------------------------

      The Bank's audited financial statements for the fiscal year ended March 31, 1996 are incorporated by reference in the Registration Statement to which this Prospectus is a part. In the future, the Company's latest Annual Report to Stockholders, including financial statements, will be mailed to all stockholders of record as of the close of business on such record date. Any person wishing to receive a copy of such Annual Report may obtain a copy by writing the Company at the address set forth below under "Additional Information."

Additional Information
----------------------

      Additional updating information with respect to the Common Stock and the Option Plans covered herein may be provided in the future to Participants under the Option Plans by means of appendices to this Prospectus. The nature and frequency of any reports to be made to Participants as to their participation in the Option Plans will be determined by the Committee.

      The Company, upon written or oral request, will provide without charge to any person to whom this Prospectus is delivered: a copy of the Option Plans, a copy of any exhibits to the Registration Statement of which this Prospectus is a part, a copy of its latest Annual Report to Stockholders (when available) and a copy of any and all of the documents that have been incorporated by reference in
Item 3 of Part II of the Registration Statement of which this Prospectus is a part, and that such documents are deemed incorporated by reference in this 1933 Act Section 10(a) Prospectus. Further, other documents required to be delivered to the Participants as specified in Item 9 of Part II of the Registration Statement are available upon request. Any such request can be oral or in writing and should be addressed to the Corporate Secretary, Westwood Financial Corporation, 700-88 Broadway, Westwood, New Jersey 07675. The Registrant's telephone number is (201) 666-5002.

Legal Opinion
-------------

      The validity of the Common Stock offered hereby will be passed upon for the Company by Malizia, Spidi, Sloane & Fisch, P.C., 1301 K Street, N.W., Suite 700 East, Washington, D.C. 20005.

                                   APPENDIX A

                      ADDITIONAL INFORMATION CONCERNING THE

                         WESTWOOD FINANCIAL CORPORATION
                        1993 STOCK OPTION PLAN -- PLAN A
                                       and
                         WESTWOOD FINANCIAL CORPORATION
                        1993 STOCK OPTION PLAN -- PLAN B

                            (As of October 11, 1996)

Administration
--------------

      The Board has appointed three non-employee Directors as members of the Committee responsible for administration of the Option Plans, consisting of directors Caruso, Becker, and Durgin ("Committee"). Discretionary awards under the Option Plans have been made by the Committee to management and employees of Westwood Savings Bank and Westwood Financial Corporation. Non- discretionary awards under the terms of the Option Plans have been made to members of the Board.

Number of Shares Subject to Option Plans
----------------------------------------

      On September 30, 1996, Stock Options covering 37,739 shares of the Common Stock were outstanding, which were granted at an average exercise price of $6.81 per share as adjusted for the Reorganization. As of the date of this Appendix, 39,224 shares of Common Stock remain issuable under the Option Plan, of which a total of 37,739 shares of Common Stock are subject to option thereunder.

Participation in the Plans
--------------------------

      As of September 30, 1996, the Company and its subsidiaries had eight (8) employees holding outstanding options to purchase 19,815 shares of Common Stock. Additionally, options to purchase 15,684 shares of Common Stock were held by the non-employee members of the Board under the Option Plans. Further, 2,240 Options are held by the estate of a deceased director.

Outstanding Awards
------------------

      The following table presents information with respect to the outstanding options under the Option Plans as of the date of this Appendix.

                         WESTWOOD FINANCIAL CORPORATION
                             1993 STOCK OPTION PLAN
                             -- PLAN A and -- PLAN B

                              Number of Shares     Number of         Average
                              Presently Subject Persons Holding   Exercise Price
Grant Date                       to Options         Awards          Per Share
----------                       ----------         ------          ---------

December 9, 1993                        24,664        11              $6.12

December 12, 1995                       13,075         9              $8.11
                                        ------                         ----

Total                                   37,739        13              $6.81

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference
--------------------------------------------------------

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and, accordingly, files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at present rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, DC 20549.

       The following documents are incorporated in this Registration Statement by reference:

       (1) The  Company's  Registration  Statement  on Form S-1  filed  with the
Commission on December 20, 1995 and amendments thereto (Registration No. 33-80681);

       (2) The Company's audited financial statements filed under cover of Form 10-KSB for the fiscal year ended March 31, 1996, filed with the Commission;

       (3) The Company's Quarterly Financial Statements on Form 10-QSB for the quarter ended June 30, 1996, filed with the Commission;

       (4) The Company's Registration Statement on Form 8-A filed with the Commission on April 12, 1996; and

       (5) Information as to options which will be included in the future either in the Company's proxy statements, annual reports or appendices to this Prospectus.

       All documents filed by the Company pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the termination of the offering of the shares of Common Stock shall be deemed to be incorporated by reference in this Registration Statement herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
----------------------------------

       Not applicable.

Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------

       Not applicable.

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

       The Certificate of Incorporation of the Company requires indemnification of directors, officers and employees to the fullest extent permitted by New Jersey law. New Jersey law provides that any corporation organized for any purpose under any general or special law of New Jersey shall have the power to indemnify a director, officer, employee or agent ("corporate agent") against his or her expenses and liabilities in connection with any proceeding involving such person by reason of his or her being or having been a corporate agent, other than a proceeding by or in the right of the corporation, if (i) such corporate agent acted in good faith and in the manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and
(ii) with respect to any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such person did not meet the applicable standards of conduct set forth in (i) and
(ii) above (NJBCA 14A:3-5 (2)).

       Further, any corporation organized for any purpose under any general or special law of New Jersey would have the power to indemnify a corporate agent against his or her expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves such person by reason for the person being or having been a corporate agent, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding, no indemnification shall be provided for any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper (NJBCA 14A:3-5 (3)).

       Any corporation organized for any purpose under any general or special law of New Jersey must indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding (referred to above) or in the defense of any claim, issue or matter therein (NJBCA 14A:3-5 (4)).

       In general, any indemnification may be made by the corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the corporate agent met the applicable standard of conduct as provided by statute. Unless otherwise provided in the Certificate or bylaws, such determination shall be made (i) by the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or (ii) if such a quorum is not obtainable, or, even if obtainable and such quorum of the board of directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel in a written opinion, such counsel to be designated by the board of directors; or (iii) by the shareholders if the certificate of incorporation or bylaws or a resolution of the board of directors or of the shareholders so directs (NJBCA 14A:3-5(5)).

       The New Jersey statute further provides that expenses incurred by a corporate agent in connection with a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified as provided by statute (NJBCA 14A:3-5(6)).

       The indemnification and advancement of expenses provided by the New Jersey statute do not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under the certificate of incorporation, bylaws, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions (i) were in breach of his duty of loyalty to the corporation or its shareholders, (ii) were not in good faith or involved a knowing violation of law, or (iii) resulted in receipt by the corporate agent of an improper personal benefit (NJBCA 14A:3-5(8)). The New Jersey statute allows a corporation to obtain insurance on behalf of a corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of his or her being or having been a director, officer, employee or agent, whether or not the corporation would have the power to indemnify him or her against such expenses and liabilities under the provisions of the New Jersey statute (NJBCA 14A:3-5(9)). No indemnification can be made, however, if it is inconsistent with the certificate of incorporation, bylaws, a resolution of the board or shareholders, or an agreement or other proper corporate action in effect at the time of the accrual of the alleged cause of action asserted in a proceeding (NJBCA 14A:3-5(11)).

       New Jersey law also allows for the limitation of liability of directors and officers. NJBCA 14A:2-7(3). The Certificate of Incorporation provides in accordance with New Jersey law that a director or officer will not be personally liable to the Company or its stockholders for damages for breach of any duty owed to the Company or its stockholders provided that, this provision in the Certificate of Incorporation will not relieve a director or officer from liability for any breach of duty based upon an act or omission (i) in breach of the director's or officer's duty of loyalty to the Company or the stockholders,
(ii) not in good faith or knowing violation of the law, or (iii) resulting in receipt by such person of an improper personal benefit.

       The registrant believes that these provisions assist the registrant in, among other things, attracting and retaining qualified persons to serve the registrant and its subsidiary. However, a result of such provisions could be to increase the expenses of the registrant and effectively reduce the ability of stockholders to sue on behalf of the registrant since certain suits could be barred or amounts that might otherwise be obtained on behalf of the registrant could be required to be repaid by the registrant to an indemnified party.

       The Company has in force a Directors and Officers Liability Policy underwritten by Continental Casualty Co. with a $2.0 million aggregate limit of liability and an aggregate deductible of $25,000.00 per loss both for claims directly against officers and directors and for claims where the Company is required to indemnify directors and officers.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("1933 Act") may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unforceable.

Item 7.  Exemption from Registration Claimed.
--------------------------------------------

       Not applicable.

Item 8.  Exhibits
-----------------

       For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

Item 9.  Undertakings
---------------------

       (a)  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do no apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

       (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, Westwood Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the State of New Jersey, on the 11th day of October 1996.

                             Westwood Financial Corporation

                             By:   /s/William J. Woods
                                   ---------------------------------------------
                                   William J. Woods
                                   President and Chief Executive Officer
                                   (Duly Authorized Representative)

                                POWER OF ATTORNEY

       We, the undersigned directors and officers of Westwood Financial Corporation, do hereby severally constitute and appoint William J. Woods our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said William J. Woods may deem necessary or advisable to enable Westwood Financial Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said William J. Woods shall do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person on October 11, 1996 in the capacities indicated.


/s/William J. Woods                       /s/George E. Niemczyk
-------------------------------------     --------------------------------------------
William J. Woods                          George E. Niemczyk
President, Chief Executive Officer        Vice President and Controller
  and Chairman of the Board               (Principal Financial and Accounting Officer)
(Principal Executive Officer)

/s/William J. Durgin                      /s/John M. Caruso
-------------------------------------     --------------------------------------------
William J. Durgin                         John  M. Caruso
Director                                  Director

/s/Joanne Miller                          /s/Paul F. Becker
-------------------------------------     --------------------------------------------
Joanne Miller                             Paul F. Becker
Executive Vice President and Director     Director

/s/Sidney J. Hagan
-------------------------------------
Sidney J. Hagan
Director


                                INDEX TO EXHIBITS

Exhibit Description

 4.1  Westwood Financial Corporation
      1993 Stock Option Plan -- Plan A

 4.2  Westwood Financial Corporation
      1993 Stock Option Plan -- Plan B

 4.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive Stock Options

 4.4 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock
      Options

 5.1 Opinion of Malizia, Spidi, Sloane & Fisch, P.C. as to the validity of the Common Stock being registered

 23.1 Consent of Malizia, Spidi, Sloane & Fisch, P.C. (appears in their opinion filed as Exhibit 5.1)

 23.2 Consents of Independent Accountants - RD Hunter & Company LLP

 24 Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein